Exhibit 10.4

ASSURED GUARANTY LTD.

DESCRIPTION OF EXECUTIVE OFFICER CASH COMPENSATION

FOR 2013

Set forth below are the 2013 annual salaries of the Executive Officers named in the compensation tables in Assured Guaranty’s 2013 proxy statement.

Dominic J. Frederico

President and Chief Executive Officer, Assured Guaranty Ltd.

Salary	$950,000.00

Robert A. Bailenson

Chief Financial Officer, Assured Guaranty Ltd.

Salary	$450,000.00

Russell B. Brewer II

Chief Surveillance Officer, Assured Guaranty Ltd.

Salary	$370,000.00

James M. Michener

General Counsel, Assured Guaranty Ltd.

Salary	$475,000.00

Robert B. Mills

Chief Operating Officer, Assured Guaranty Ltd.

Salary	$520,000.00

•                  In addition to salary, the named executive officers will be eligible to be considered to receive cash bonuses for 2013 performance.
•                  The named executive officers will be eligible to be considered to receive grants in 2014 under Assured Guaranty’s long-term incentive plans for 2013 performance.
•                  In 2012, Mr. Frederico received a two-year grant of equity and was not considered for additional grants of equity in 2013.
•                  In 2013, the named executive officers will receive other annual compensation and benefits, including employer contributions to retirement plans and perquisites provided under the Assured Guaranty Ltd. Perquisite Policy.